SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) September 8, 2014; (September 2, 2014)

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Regulation S Offering

On September 2, 2014, the Company accepted a subscription agreement from ITEM Medikal Teknolojileri LTD STI, a Turkish corporation (“ITEM”), pursuant to which the Company will sell 651,042 shares of common stock and a warrant to purchase an additional 325,521 shares to ITEM, for an aggregate purchase price of $200,000 (the “Regulation S Offering”). The warrant will be immediately exercisable, have an exercise price per share of $0.4608, and expire five years from the date of issuance. The warrant will be subject to a mandatory exercise provision should the average trading price of our common stock over any 30 consecutive day trading period exceed $0.9216. Provided that ITEM continues to hold at least 50% of the shares purchased pursuant to the subscription agreement, if the Company offers more favorable terms for the purchase of its equity securities, on the whole, to other investors in any subsequent private placement (other than under certain specified circumstances), then ITEM will be eligible, subject to requirements of law, to participate in such subsequent transactions at the same terms as those offered to other investors in such private placement. In addition, should ITEM, at any time before December 31, 2015, purchase an aggregate of $2.0 million in shares of the Company’s equity securities, ITEM will be entitled to designate an individual to our board of directors, and the designee will be nominated by our board at subsequent annual meetings for as long as ITEM or its affiliates continue to hold at least 50% of the shares of our common stock held at December 31, 2015.

Pursuant to a registration rights agreement between ITEM and the Company to be entered into in connection with the Regulation S Offering, the Company will grant ITEM “piggy-back” registration rights with respect to the next registration statement the Company files on behalf of selling stockholders.

The proceeds from the Regulation S Offering will be used for efforts to achieve FDA approval for the Company’s LuViva non-invasive cervical cancer detection device, to increase manufacturing and international sales of LuViva, to enhance the Company’s intellectual property portfolio, and other related corporate purposes. The Regulation S Offering is expected to close during the week of September 8, 2014.

ITEM is the Company’s exclusive distributor of its LuViva advanced cervical cancer detection devise in the Middle East and North Africa.

The sale of securities to ITEM is being made to a non-U.S. person in an offshore offering in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The above description of the Regulation S Offering is qualified in its entirety by reference to the subscription agreement, the form of registration rights agreement, and the form of warrant to be issued to ITEM, attached as Exhibits 10.1, 4.1, and 10.2, respectively, to this current report and incorporated herein by reference.

On September 8, 2014, the Company issued a press release announcing the Regulation S Offering, a copy of which is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 under the caption “Regulation S Offering” is incorporated by reference into this Item 3.02.

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Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Form of Warrant (Regulation S)
10.1	Subscription Agreement of ITEM, dated August 29, 2014, and acceptd by the Company on September 2, 2014
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated September 8, 2014 (Regulation S Offering)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

	By:	/s/ Gene Cartwright
Gene Cartwright, Ph.D.
President and Chief Executive Officer
Date: September 8, 2014

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